UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 9, 2007 (October 3, 2007)
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-21139 (Commission File Number)	38-3185711 (IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 3, 2007, Dura Automotive Systems, Inc., and its affiliated debtors and debtors-in-possession (collectively, the “Company”), announced that the U.S. Bankruptcy Court for the District of Delaware (the Bankruptcy Court”) approved the Company’s Disclosure Statement, solicitation procedures and creditor ballots. The Court determined that the Company’s Disclosure Statement contains the necessary information to enable creditors to vote on the Company’s Plan of Reorganization (the “Plan”). The Official Committee of Unsecured Creditors supports confirmation of the Company’s Plan and has filed a statement urging creditors to vote to accept the Plan.
The Court set November 26, 2007, as the hearing date for Plan confirmation.
A copy of a press release dated October 3, 2007, announcing the Bankruptcy Court approval of the Disclosure Statement, is attached hereto as Exhibit 99.1. Copies of the Plan of Reorganization and Disclosure Statement as filed with the Bankruptcy Court are attached as Exhibits 99.1 and 99.2, respectively, to the Form 8-K dated August 28, 2007.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 3, 2007
SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.
Dura Automotive Systems, Inc.

/s/ C. Timothy Trenary
Date: October 9, 2007	C. Timothy Trenary
Vice President and Chief Financial Officer